Exhibit 99.1

Benitec Biopharma Announces Pricing of $10.0 Million Public Offering

HAYWARD, Calif., October 2, 2020—Benitec Biopharma Inc. (NASDAQ: BNTC) (“Benitec” or “the Company”), a development-stage, gene therapy-focused, biotechnology company developing novel genetic medicines based on the proprietary DNA-directed RNA interference (“ddRNAi”) platform, today announced the pricing of an underwritten public offering of 3,225,806 shares of its common stock (or common stock equivalents in lieu thereof) at a price to the public of $3.10 per share. The Company expects to receive aggregate gross proceeds of approximately $10.0 million from the offering. The offering is expected to close on or about October 6, 2020, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The Company has also granted the underwriter a 30-day option to purchase up to 483,870 additional shares of its common stock, at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

The Company intends to use the net proceeds from the offering for the continued advancement of development activities for its product pipeline, general corporate purposes, and strategic growth opportunities.

A registration statement on Form S-1 (File No. 333-246314) relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2020. This offering is being made only by means of a prospectus forming part of the effective registration statement. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC. Electronic copies of the preliminary prospectus and, when available, copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at 646-975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Benitec Biopharma Inc.

Benitec Biopharma Inc. (“Benitec” or the “Company”) is a development-stage biotechnology company focused on the advancement of novel genetic medicines with headquarters in Hayward, California. The proprietary platform, called DNA-directed RNA interference, or ddRNAi, combines RNA interference, or RNAi, with gene therapy to create medicines that facilitate sustained silencing of disease-causing genes following a single administration. The Company is developing ddRNAi-based therapeutics for chronic and life-threatening human conditions including Oculopharyngeal Muscular Dystrophy (OPMD) and Chronic Hepatitis B. A comprehensive overview of the Company can be found on Benitec’s website at www.benitec.com.

Forward Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release include forward-looking statements, including statements regarding pertaining to the offering of the Company’s securities, including the use of net proceeds therefrom. These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: timing and closing of the public offering, use of proceeds, market and other conditions, unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities; the Company’s ability to protect and enforce its patents and other intellectual property rights; the Company’s dependence on its relationships with its collaboration partners and other third parties; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; the Company’s ability to satisfy its capital needs through increasing its revenue and obtaining additional financing; the impact of the current COVID-19 pandemic, the disease caused by the SARS-CoV-2 virus, which may adversely impact the Company’s business and preclinical and future clinical trials; the impact of local, regional, and national and international economic and financial markets conditions and events; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update these forward-looking statements.

Media & Investor Relations Contact:

Jay A. Morakis

CEO of M Group Strategic Communications (for Benitec Biopharma, Inc.)

Phone: 646-859-5951

Email: jmorakis@mgroupsc.com